EXHIBIT 5
                                                                     ---------

                  Young, Williams, Henderson & Fuselier, P.A.
                               Attorneys at Law
                  2000 AmSouth Plaza, 210 East Capitol Street
                          Jackson, Mississippi 39201
                           Telephone: (601) 948-6100
                          Telecopier: (601) 355-6136


June 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

Re:  Cal-Maine Foods, Inc.
     Registration Statement on Form S-8

Gentlemen:

We are counsel to Cal-Maine Foods, Inc. (the "Company") and have represented the Company in connection with the Registration Statement on Form S-8 being filed with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to 500,000 shares of the Company's common stock, par value of $.01 per share, (the "Shares") upon the exercise of options under the Company's 1999 Stock Option Plan (the "Plan").

This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

We have examined (1) the Certificate of Incorporation, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (2) the By-laws of the company, certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement (4) the Plan and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2.    When the following events shall have occurred:

      (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and


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Securities and Exchange Commission
June 6, 2000
Page 2


      (b) the Shares shall have been paid for and issued in accordance with the terms of the Plan as provided in the Registration Statement,

the Shares thus sold will be legally issued, fully paid and non-assessable.

This firm hereby consents to the reference to it in the Prospectus called for by Part I of the Registration Statement and the filing of this opinion as
Exhibit 5 thereto.

Sincerely,

YOUNG, WILLIAMS, HENDERSON & FUSELIER, P.A.


James H. Neeld, III

JHNIII/cmg